WEINSTEIN & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Date : November 26, 2012

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Infinity Oil & Gas Company

We consent to the inclusion in this Amendment No. 2 to Registration Statement (the "Registration Statement") on Form S-1/A of Infinity Oil & Gas Company (the "Company") of our report dated September 5, 2012, with respect to our audit of the financial statements of the Company as of August 31, 2012 which report appears in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)

Jerusalem, Israel

Jerusalem: 11 Kiryat Mada St.
P.O.B 18263, Code 91182
Tel: +972-77-738-6666
Fax: +972-2-581-2991

Tel-Aviv: 16 Homa Umigdal St.
P.O.B 51966, Code 67771
Tel: +972-3-776-3777
Fax: +972-3-776-3881

www.wcpa.co.il, w@wcpa.co.il
A Member of : TIAG
the International Accounting Group
US number: 1-866-761-3034

ירושלים: רח' קרית מדע 11, ת.ד 18263, מיקוד 91182
טל'. 077-7386666 פקס. 02-5812991
תל אביב: רח' חומה ומגדל 16, ת.ד 51966, מיקוד 67771
טל'. 03-7763777 פקס. 03-7763881